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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             GOLDEN TELECOM, INC.
            (Exact name of Registrant as specified in its charter)

              Delaware                                     51-0391303
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(Jurisdiction of incorporation or organization)         (I.R.S. Employer
                                                       Identification No.)

12, Krasnokazarmennaya Str., Moscow, Russia                  111250
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(Address of principal executive offices)                   (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

                                     None
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                                Title of class

Securities to be registered pursuant to Section 12(g) of the Act:

            Common Stock, par value $0.01 per share of Common Stock
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                               (Title of class)






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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.     Description of Registrant's Securities to be Registered.

      The securities to be registered hereunder are the shares of Common Stock, par value $0.01 per share (the "Securities"), of Golden Telecom, Inc. (the "Company"). The Company hereby incorporates by reference the description of the Securities registered hereby set forth under the headings "Description of Capital Stock," "Shares Eligible for Future Sale" and "Certain United States Tax Consequences to Non-U.S. Holders of Common Stock" in the Prospectus included in its Registration Statement on Form S-1 (File No. 333-82791) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on July 14, 1999, as subsequently amended.


Item 2.     Exhibits.

      The following exhibits are incorporated herein by reference:

      1. Form of certificate of Common Stock (filed as Exhibit 4.1 to the Registration Statement and incorporated herein by reference).

      2. Amended and Restated Certificate of Incorporation of Golden Telecom, Inc. (filed as Exhibit 3.1 to the Registration Statement and incorporated herein by reference).

      3. By-Laws of Golden Telecom, Inc. (filed as Exhibit 3.2 to the Registration Statement and incorporated herein by reference).

      4. Form of Registration Rights Agreement between Golden Telecom, Inc. and Global TeleSystems Group, Inc. (filed as Exhibit 4.2 to the Registration Statement and incorporated herein by reference).

      5. Form of Warrant Agreement (filed as Exhibit 4.3 to the Registration Statement and incorporated herein by reference).



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                                  SIGNATURES


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                GOLDEN TELECOM, INC.


                                By:    /s/ H. BRIAN THOMPSON
                                   ---------------------------------------------
                                    Name:  H. Brian Thompson
                                    Title: Chairman of the Board of Directors



Date: September 22, 1999